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                                  EXHIBIT 28.1


                          IMPOUND AND ESCROW AGREEMENT



         Agreement made as of the date set forth below by and among Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, a Delaware corporation (the "Trust" or "CAIT"), Brookstreet Securities Corporation, a California corporation ("Brookstreet"), and Golden Gate Bank, San Francisco, California (the "Bank" or "Escrow Holder").


         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Registration Statement. A copy of the Trust's registration statement for its proposed public offering (the "Offering") of shares in the Trust and warrants to purchase shares in the Trust, S.E.C. registration no. 333-11625 (the "Registration Statement") has been deposited with the Bank by the Trust and will become effective on or about _______________, 1997.

         2. Deposits. The Bank, or its designated agent, shall receive from each subscriber in the Offering all checks made payable to the Bank and accompanied by a corresponding order form stating, among other things, the name of the subscriber, current address and amount of the investment. Any deposits received without a properly executed order form or check shall be returned and not accepted.

         On the same day orders and checks are received, the Bank, as agent for the Trust, shall immediately deposit said funds into an interest bearing account entitled "Golden Gate Bank, Escrow Agent for CAIT" Escrow, No. ______________ as agent for the Trust. Said account shall be opened at the main office of Bank. This account shall give Escrow Holder (the "Bank") the irrevocable right to withdraw funds for deposit into escrow at such time as said funds are required for escrow purposes.

         3. Interest on Deposited Cash Funds. All cash funds deposited in the escrow account shall be placed in an interest-bearing savings or other interest-bearing account or instrument (collectively, the "Account") and shall bear interest until the release of such cash funds from the Account at the then current rate. Said funds shall be invested by the Bank for the benefit of investors, to the extent reasonably possible, within seven business days from the later of the date of deposit for collection or the date of actual collection of such funds. The Bank in its sole discretion is authorized to invest only in any of the following: bank savings accounts, bank money market accounts, short-term U.S. government securities, certificates of deposit, including certificates of deposit issued by the Bank, affiliates of the Bank or by other commercial banks.

         4. Failure to Deposit Minimum Subscription Amount. Funds will be held in escrow hereunder pending satisfaction of the following condition (The "Escrow Condition"):


         Deposit with the Bank under this Agreement of the Minimum Subscription Amount of $4,000,000 (the "Minimum Subscription Amount").


         If, on the date one year from the effective date of the Registration Statement (or any extension thereof that is authorized by the Registration Statement) (the "Impound Date") all the Escrow Conditions are not satisfied, the Bank shall release to the subscribers all monies deposited pursuant to such subscriptions, all Order Forms and all earnings on such monies net of escrow costs, after first having received an executed written request from the Trust requesting such release. The Trust agrees that in that event the full amount on deposit, including all earnings, will be distributed as is herein provided. All cash disbursements shall be mailed by first class United States mail, postage prepaid, to the addresses shown on the subscription agreement. In the event of cancellation, the Trust shall furnish Escrow Holder (the "Bank") with a schedule of the interest payable to each


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subscriber. The decision of the Trust in allocating the interest earned on the subscription funds shall be final and binding on all of the parties hereto and on all subscribers.

         5. Deposit of Minimum Subscription Amount. If all the Escrow Conditions are satisfied on or before Impound Date, the Bank shall release to the Trust those subscriptions, and the principal amount of all monies deposited therewith, and all interest earned thereon after first having received an executed written request of the Trust requesting such release. The Trust shall be responsible for forwarding all interest earned net of escrow costs to the subscribers. Prior to the satisfaction of the Minimum Subscription Amount, the monies in such escrow shall remain the property of the subscribers but shall not be subject to withdrawal by the subscribers prior to the Impound Date. Any attachment of the subscribers' interest in such monies shall be subject to the terms of this Agreement.

         6. Signatures for Disbursements. The signature of the Trust's officer, as it shall appear on an authorized document to be submitted to the Bank by the Trust, shall serve as authorization to the Bank to make any and all disbursements on behalf of the Trust. The Bank shall be protected in acting upon, recognizing, or otherwise relying upon any paper or documents believed by it to be genuine and believed by it to have been signed by the person or persons by whom it purports to have been signed.

         7. Rights of Persons Placing Orders. The Trust hereby acknowledges and shall make a good faith effort while this Agreement remains in effect to insure that each subscriber is made aware of the fact that his monies shall be deposited with the Bank and shall remain subject to this Agreement, and that such person whose monies are delivered into the escrow account shall only have the rights with respect to those monies as are set forth herein and in the prospectus which is a part of the Registration Statement.

         8. Amendments and Modifications. This Agreement shall not be amended, modified, or supplemented except by a writing executed between the parties hereto.

         9. Compliance with Offering. The parties hereto hereby agree that the escrow account shall be administered in strict compliance with the terms of this Agreement and the terms of the Registration Statement, and the Trust warrants that the terms are consistent with the Registration Statement. The Trust further understands and agrees that the Bank shall maintain the right and power to immediately resign as depository at any time, without penalty, effective upon the giving of written notice thereof to the Trust. In that event, all monies held by the Bank will be transferred to a successor escrow holder as may be designated by the Trust.

         10. Obligation of Bank to Check Compliance. The Bank shall not be obligated to check the compliance of any subscription or monies received with any requirements of the Offering, except to the extent expressly requested in writing by the Trust and agreed to by the Bank. The Bank shall not be responsible for the collection of any funds not paid by the banks upon which subscribers' checks are drawn. All checks deposited herein must clear the normal banking channels prior to the release of any funds.

         11. Reports. The Bank shall furnish to the Trust on a bi-monthly basis beginning fifteen (15) days after the effective date, a written report that details all monies on deposit hereunder and a list of all subscribers represented thereby. At the end of the escrow period, the Bank will provide a statement on the aggregate amount received from each subscriber and a statement showing the monthly interest earned on the total principal held in the escrow account.

         12. Escrow Fees. The Trust hereby agrees to pay to the Bank for all services rendered hereunder, the fees and costs set forth in Exhibit "A" hereto.

         The fees and usual charges agreed upon for the Banks services hereunder shall be considered compensation for its ordinary services as contemplated by this Agreement, and in the event that the conditions of this escrow are not promptly fulfilled or that the Bank renders any service hereunder not provided for, or that there is any assignment of any interest in the subject matter of this escrow or modification hereof, or that any controversy arises hereunder or that the Bank is made a party to, or intervenes in, any litigation pertaining to


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this escrow or the subject matter thereof, the Bank shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses occasioned by such default, delay, controversy, or litigation, and it shall have the right to retain all documents and/or other things of value at any time held by it hereunder until such compensation, fees, costs and expenses shall be paid.

         13. Limitation of Liability of the Bank. The parties hereto expressly recognize that under no circumstances shall the Bank be held liable for the legality or validity or veracity of the Offering or any other offering of the Trust, and, instead, the Bank's sole concern and responsibility shall be to hold the monies in escrow and to invest the same as herein provided until the Escrow Conditions are satisfied according to the conditions stated herein. By the acceptance of this escrow, Bank in no way makes any warranties and/or endorsements to any investors for this offering and is solely acting as escrow agent for the holding of funds deposited herein in accordance with the within instructions. The undersigned acknowledge that they have not represented Bank in any other capacity to investors, either written or implied. The Trust further acknowledges that the Bank shall not be held liable for the sufficiency or correctness as to form, manner of execution or validity of any Order Form, deposit receipt, or other instrument which may be deposited with the Bank pursuant to this Agreement, or as to the identity, authority or rights of any person subscribing for any Shares, or for any such person's failure to comply with any of the provisions of the Subscription Agreement. The Bank is not to be concerned with the issuance of shares of common or preferred stock of the undersigned and the same shall be handled completely outside of escrow. The Bank is only to be concerned with the terms and conditions as set forth herein.

         14. Conflicting Demands. In the event conflicting demands are made upon the Bank with respect to the escrow account, the Trust acknowledges and agrees that the Bank shall have the absolute right to elect to do any or all of the following: withhold and stop all further proceedings in performance of this Agreement; act only upon the joint instructions of the Trust and any subscriber (or any agent of the subscriber) theretofore making a conflicting demand; or file a suit in interpleader and obtain an order from a court with jurisdiction over such matter which requires the parties to interplead and litigate in such court their several claims and rights against each other. In the event an interpleader suit is brought, the Bank, at its election, shall be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it under this Agreement, and the Trust agrees to pay and reimburse the Bank for all costs, expenses, and reasonable attorneys' fees expended or incurred by it in the defense or prosecution of such interpleader suit as such amounts shall be fixed and deemed reasonable by the court. Any funds and subscriptions held in the escrow which are subject to any such conflicting demands shall not be included in computing the total funds and subscriptions held hereunder.

         The Bank shall promptly give notice to the Trust of any demands, requests, orders, or other notices received by it from any subscriber or any person purporting to represent any subscriber (including a conservator, guardian, executor or administrator) where such demands, request, order, or other notice relates to the withdrawal of all or any part of the sums on deposit in the escrow account.

         15. Hold Harmless and Lien. The Trust hereby agrees to pay on demand, as well as to hold harmless and to indemnify the Bank from and against, all costs, damages, judgments, attorneys' fees, obligations, and liabilities of every kind or nature (other than its normal and usual operating expenses incurred in the Bank's performance hereunder), which, in good faith, the Bank may incur or sustain in connection with or arising out of this Agreement. The Trust further grants hereby to the Bank a lien upon all rights, titles, and interests of the Trust in all of the documents and monies and other property deposited in escrow pursuant to this Agreement, in order that the Bank may protect its rights and to indemnify and reimburse itself as it may be permitted to do so pursuant to this Agreement.

         16. Relationship between Parties. The parties hereto expressly recognize that this Agreement only creates an escrow account into which up to the Minimum Subscription Amount shall be placed in impound, and otherwise this Agreement does not create any legal relationship whatsoever between the parties hereto.


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         17.      Termination. This Agreement shall terminate effective upon payment under either Section 4 or 5 hereof. Provided, however, that this agreement shall not be so terminated until all fees, costs and expenses of the Bank have been paid.

         18. Notices. All instructions, notices, and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, as follows:

         If to the Trust, to:


                  Capital Alliance Income Trust Ltd.,


                  A Real Estate Investment Trust
                  50 California Street, Suite 2020
                  San Francisco, California 94111
                  Attn: Thomas B. Swartz, Chairman

         If to the Bank, to:

                  Golden Gate Bank
                  344 Pine Street
                  San Francisco, CA 94104
                  Attn: James Woolwine, President


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on
_______________, 1997.


                                   "TRUST"


                                   CAPITAL ALLIANCE INCOME TRUST LTD.,


                                   A REAL ESTATE INVESTMENT TRUST



                                   By:      __________________________________


                                   Its:     __________________________________



                                   "BROOKSTREET"

                                   BROOKSTREET SECURITIES CORPORATION,
                                   A CALIFORNIA CORPORATION



                                   By:      __________________________________


                                   Its:     __________________________________



                                   "BANK"

                                   GOLDEN GATE BANK



                                   By:      __________________________________


                                   Its:     __________________________________


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